UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 13, 2020

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-55456 (Commission File Number)	46-3914127 (I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038
(Address of principal executive offices)

(317) 855-9926
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01 Other Events

As a supplier to the basic elements in the international steel and infrastructure markets, the outbreak of COVID-19 has been challenging for our company, vendors, customers and professional service providers.  During this time, resources have been diverted from many aspects of the company to further the company for sustained growth once the outbreak is contained.  This diversion of resources has led to the need to seek relief under the Securities and Exchange Commission Order Release No. 34-88465 dated March 25, 2020.  The required 10-Q will be filed on or before June 26, 2020.

Risk Factor: Our business may suffer from the severity or longevity of the Coronavirus/COVID-19 Global Outbreak

As a supplier of the initial raw inputs into the global steel and infrastructure markets, the severity or longevity of the Coronavirus/COVID-19 global outbreak may adversely affect our business.  Our primary product relies upon the domestic and international logistics channels.  Any disruption of these channels may cause hardships in delivering product to customers. The demand for our product relies upon the global use of steel and infrastructure.  Shifts in global steel and infrastructure demand may adversely affect our business.  As a public company, we rely upon the dedication of internal resources as well as external professionals to comply with regulations.  The unavailability or diversion in professional resources may adversely affect our business.  Our board of directors and executive management are key to the vision and operational performance of the company.  Direct infection of any member of the board of directors or executive management may adversely affect our business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: May 13, 2020	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer